SmartCard

Letter of Intent to Purchase

SmartCard Marketing Systems Inc. (SMKG)
20c Trolley Square
Wilmington,Delaware
USA, 19806

And

BotBerries
Sangeeta Apartment
Tegharia Main Road
Kolkata-700157

OBJECTIVE:

It is the intent of both parties to enter into an agreement and this proposal is to outline certain engagements that will formalize a business relation to be described here within; If the seller agrees to this terms and conditions below, the Purchaser is ready to proceed to a definitive agreement within 10 business days.

This letter of intent is valid for 15 days from the receipt of electronic email confirmation to the seller.

Scope of offering:

SMKG intents to purchase and acquire the library of product offerings and source odes of and will be on a non-exclusive purchase, whereas it does not restrict the user to sell additional copies, albeit the seller is restricted to publish the deal without the consent of the purchasers. The Seller will provide a white-label operation Ecommerce site as a part of this collaboration.

Debrief / Intent:

- The purchase of product and development resources, executable source and information required for said products to function.
- A continued collaboration between the two companies whereas SMKG will pay an ongoing royalty of 10% of sales generated revenue specifically from the use of the products purchased from the seller.
- SMKG to acquire the Product and Resources Library
- SMKG shall market these white labeled products in the region
- Both parties agrees to the terms and conditions mentioned in this agreement

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SMKGUndertaking / Deliverables:

- SMKG shall continue development or work in collaboration with the seller to further develop the products.
- SMKG shall utilize the white-labeled platforms and product library offering by
- SMKG shall share the clients information on successful closure of sales as a transparency toward the royalty payment to The Seller
- SMKG and Seller shall assign a SPOC for the deliverables of the project. The SPOC for the current project is

  (Subodh Mukherjee / subodh@botberries.com/+916289387629)

Seller **Undertaking / Deliverables:**

- The Seller' **has a code library that has been developed, owned and licensed by them and is not a freeware. The Seller has rights to this product library and can distribute it to SMKG under this agreement**
- The Sellershall provide assistance to SMKG as per need basis on all projects taken by SMKG
- The Sellershall white-labeled their platform for all SMKG requirements and extend their technical support wherever customization is needed
- The Sellershall provide the administrators access of their platforms
- The Sellershall ensure security of the clients data
- The Sellershall provide documentation to support the development and wireframe along with anyadditional support materials for the products
- Hosting requirements and specifications

Commercials:

- The purchase price for the services used under this agreement by The Seller shall be 1.5 Million shares of SMKG at the average price of $0.033 USD
- SMKG shall also pay 25,000 USD over the period of One Year. This shall be paid in 4 Quarterly payments
- SMKG shall provide a Three year royalty fee of 10% of any revenue generated through the sales of the solutions purchased from the seller or on the usage of these solutions
- The Seller shall support and provide a complete working code library to SMKG. The Service Level Agreement for the same shall be with a 99.97% efficacy
- The Seller shall provide a dedicated Technical Supervisor for SMKG Support.

SmartCard

- Robot AI Solution shall charge an hourly fee of _20$_ and a weekly fee of _500$_ for any Customization needed on the platforms.

Engagement / Promise

After Completion of the agreement both parties have determined to evaluate the terms of the collaboration to move forward into a licensing agreement Whereas SMKG will utilize the complete solution provided by The Seller. SMKG will institute to proceed with usage of these solution and The Seller will provide support and technical expertise for their solutions.

Furthermore, both parties will have conversation to determine and define the scope of work and the stages of delivery for quick implementation and roll out on a mutually agreeable business model. In addition to acceptance of this document the parties will begin to outline the definitive agreement (the MOA / SLA and NDA).

Both company agrees to the provision pricing model with definitive terms to follow as per the Appendix A of this agreement.

About the Seller

We, at BotBerries, staunchly believe in creating an automated world. While that could be fostered with ARTIFICIAL INTELLIGENCE, we did not hesitate in grabbing that very chance. So, get introduced to the team BotBerries, an AI based company functioning in Kolkata, India. We strive to bridge the world of unexplored innovative opportunities with Artificial Intelligence, where it will establish its hold to solve all the complex problems and help in opening up new avenues for businesses of all sizes.

About SMKG

SmartCard Marketing Systems Inc. (OTC: SMKG) is a boutique FinTech & PayTech technology provider to the Banking, Retail and Enterprise applications for Cloud & Mobility. The company specializes in proprietary end-to-end intuitive industry applications for "Brand As Your Own" Wallets, Card Issuing, Events Ticketing, Remote Deposit Capture, Workforce, Blockchain, EKYC, Tokenization, Ride Booking, Cross-border FX, Proximity & Payment acceptance applications.

About The Seller
(BotBerries/www.botberries.com)

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IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS AGREEMENT THROUGH THEIR AUTHORISED SIGNATORIES ON THE DATE FIRST ABOVE MENTIONED

For SmartCard Marketing Systems Inc.	For The Seller (BotBerries)
Name: Massimo Barone	Name: Moumita Dey
Designation: CEO	Designation: CEO
Date: 23 Jan 2021 Place: Montreal	Date: 25 Jan 2021 Place: Kolkata

BOTBERRIES KOLKATA AI AND ROBOTICS

Moumita Dey 25/01/21

This document is a proposal only. It is not intended to be, and shall not constitute in any way, a binding or legal agreement, or impose any legal obligation or duty on either of us. If the foregoing reflects our mutual statement of intention, please sign and return the enclosed copy of this Letter of Intent. This agreement is valid for 20 days from the day of accepting the offer, in that time the company will provide discussion and training to the buyer to conclude the proper due diligence and complete the definitive agreement, should there be any changes or additions to the terms by either side.

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Appendix A
(Pricing and Terms)

- *BotBerries Pricing Details:---*

Starter

$50/mo

1000 chats/mo included, then $0.01/chat

- 1 active chatbot
- Unlimited number of stories
- 7-day training history
- All integrations
- Basic reporting
- Data security

Team

$149/mo

5000 chats/mo included, then $0.01/chat

- 5 active chatbots
- Unlimited number of stories
- Unlimited training history
- All integrations
- Advanced reporting
- Data security
- Team collaboration
- Smart actions

Business

$499/mo

25 000 chats/mo included, then $0.01/chat

- Unlimited chatbots
- Unlimited number of stories
- Unlimited training history
- All integrations
- Advanced reporting
- Data security
- Team collaboration
- Smart actions
- Personal onboarding
- Premium customer support
- Security assistance

Enterprise

Fixed-price contracts for big teams in large companies

Contact us

- Unlimited chatbots
- Unlimited number of stories
- Unlimited training history
- All integrations
- Advanced reporting
- Data security
- Team collaboration
- Smart actions
- Personal onboarding
- Premium customer support
- Dedicated acc manager
- ChatBot Building